UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2006

PUBLIC STORAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

California	1-8389	95-3551121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 13, 2006, Public Storage, Inc. (the “Company”), entered into an Underwriting Agreement, dated January 13, 2006, with Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC and the other underwriters named therein for the sale of 4,000,000 depositary shares with each representing 1/1,000 of a share of 6.95% Cumulative Preferred Stock, Series H, of the Company (the “Preferred Stock”). Pursuant to the Underwriting Agreement, the Company granted the underwriters the option to purchase up to 600,000 additional shares to cover over-allotments. The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Certain of the underwriters have performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business.

The lenders under the Company’s credit facility include Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC, Credit Suisse First Boston, New York branch, an affiliate of Credit Suisse First Boston LLC, and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC. Wells Fargo Bank, National Association is managing agent of the facility.

Item 3.03	Material Modification to Rights of Securityholders

Upon issuance of the Preferred Stock referenced in Item 5.03 below, the ability of the Company to pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on any other stock of the Company ranking junior to or on a parity with the Preferred Stock, will be subject to certain restrictions in the event that the Company does not declare dividends on the Preferred Stock during any dividend period.

The terms of the Preferred Stock are set forth in the Certificate of Determination attached hereto as Exhibit 3.1 and the terms of the Depositary Shares are set forth in the form of depositary agreement to be entered into by the Company with Computershare Trust Company, N. A. at the closing and attached hereto as Exhibit 4.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Under the Company’s Articles of Incorporation, as amended, the Board of Directors is authorized without further shareholder action to provide for the issuance of up to 50,000,000 shares of preferred stock. On January 17, 2006, the Company filed with the Secretary of State of the State of California a Certificate of Determination designating 4,600 shares of the Company’s preferred stock as “6.95% Cumulative Preferred Stock, Series H.”

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 1.1—Underwriting Agreement relating to the Company’s Depositary Shares Representing Shares of the Company’s 6.95% Cumulative Preferred Stock, Series H (the “Preferred Stock”).

Exhibit 3.1—Certificate of Determination for the Preferred Stock.

Exhibit 4.1—Form of Deposit Agreement Relating to the Depositary Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2006

PUBLIC STORAGE, INC.

By:	/s/ STEPHANIE HEIM
Stephanie Heim
Vice President